                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

    Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


          Date of Report (Date of earliest event reported) May 5, 1998

                            Cox Communications, Inc.
       -----------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
       -----------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)





                1-6590                       58-2112288
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        (Commission File Number) (I.R.S. Employer Identification Number)

          1400 Lake Hearn Drive
          Atlanta, Georgia                               30319
       -----------------------------------------------------------------
         Address of principal executive offices)       (Zip Code)


                                 (404) 843-5000
       -----------------------------------------------------------------
               Registrant's telephone number, including area code

Item 7.           Financial Statements and Exhibits.

(a)      Financial Statements of business acquired:

         Not applicable.

(b)      Pro Forma financial information:

         Pro forma financial statements reflecting the acquisition of certain cable television and other assets in Las Vegas, Nevada, are included in this amended report beginning on page F-1.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger Among Cox Communications, Inc., Cox Communications Las Vegas, Inc., PrimeSouth Diversified, Inc. and the Greenspun Shareholders (incorporated by reference to the Registrant's report on Form 8-K dated May 8, 1998 and filed May 28,
         1998).

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)

--------------------------------------------------------------------------------
The following unaudited pro forma combined condensed balance sheet has been prepared based upon the historical consolidated balance sheets for Cox Communications, Inc. ("Cox") and Prime South Diversified, Inc. and Subsidiaries ("PSDI") as of March 31, 1998, and give effect to the Merger and certain related transactions assuming such events had occurred on that date. Cox has not yet received an appraisal of the assets and properties of PSDI. The pro forma information presented may be adjusted once complete information of the fair value of PSDI assets and liabilities is developed. This statement should be read in conjunction with the historical financial statements of Cox and PSDI including the notes thereto and the notes to this unaudited pro forma combined condensed balance sheet.
--------------------------------------------------------------------------------





                                                            MARCH 31, 1998               PRO FORMA ADJUSTMENTS
                                                      --------------------------       ---------------------------        PRO FORMA
                                                          COX           PSDI             DEBIT           CREDIT             TOTAL
                                                      -----------    -----------       ----------      -----------       ----------
                                                                                 (Thousands of Dollars)
ASSETS
Cash                                                  $    30,454    $     6,151       $               $                 $   36,605
Restricted cash                                           197,810                                                           197,810
Accounts and notes receivable, net
  for doubtful accounts                                   137,684         17,382                               149(7)       154,917
Net plant and equipment                                 2,055,315        209,202           27,798(5)                      2,292,315
Investments                                             1,667,641          6,553                                          1,674,194
Intangible assets                                       2,429,130         72,699
                                                                                        1,029,760(8)
                                                                                          385,860(9)                      3,917,449
Amounts due from CEI                                       14,042                                                            14,042
Other assets                                               91,458          2,644                                             94,102
Purchase price to be allocated                                                            312,520(1)        93,030(1)
                                                                                           22,000(2)        27,798(5)
                                                                                          453,772(3)         3,663(7)
                                                                                          356,230(4)     1,029,760(8)
                                                                                            9,729(6)
                                                      -----------    -----------       ----------      -----------       ----------

     Total assets                                     $ 6,623,534    $   314,631       $2,597,669      $ 1,154,400       $8,381,434
                                                      ===========    ===========       ==========      ===========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable & accrued expenses                       252,463         25,018                                            277,481

Deferred income                                            29,833          7,833                                             37,666
Deferred income taxes                                     799,728                                            9,729(6)
                                                                                                           385,860(9)     1,195,317
Other liabilities                                          76,527                                                            76,527
Contingent interest payable                                               93,030           93,030(1)
Debt                                                    3,082,916        633,000                           312,520(1)
                                                                                                            22,000(2)     4,050,436
Capitalized Leases                                                         5,710                                              5,710
                                                      -----------    -----------       ----------      -----------       ----------
     Total liabilities                                  4,241,467        764,591           93,030          730,109        5,643,137
                                                      -----------    -----------       ----------      -----------       ----------
Minority interest in equity of consolidated subsidiary                     3,812            3,812(7)

SHAREHOLDERS' EQUITY
     Preferred Stock                                                                                         2,406(4)         2,406
     Class A Common Stock                                 257,479                                            5,633(4)       263,112
     Class C Common Stock                                  13,799                                                            13,799
     PSDI Class A convertible Common Stock                                     1                1(3)
     Additional paid-in capital                         1,794,488                                          348,191(4)     2,142,679
     Retained earnings (accumulated deficit)              (22,314)      (453,773)                          453,773(3)       (22,314)

     Foreign currency translation adjustment               16,035                                                            16,035

     Net unrealized gain on securities                    322,580                                                           322,580
                                                      -----------    -----------       ----------      -----------       ----------
          Total shareholders' equity                    2,382,067       (453,772)               1          810,003        2,738,297
                                                      -----------    -----------       ----------      -----------       ----------
          Total liabilities and shareholders'         $ 6,623,534    $   314,631       $   96,843      $ 1,540,112       $8,381,434
                                                      ===========    ===========       ==========      ===========       ==========

NOTES TO PRO FORMA COMBINED  CONDENSED BALANCE SHEET
(Thousands of Dollars)

The following adjustments are presented to reflect the effects of recording the Merger and applying purchase accounting to the accounts of PSDI.
A summary of the basis for these adjustments is as follows:

PURCHASE PRICE PLUS NET LIABILITIES ASSUMED:
      Assumption of PSDI debt                                         $   660,710
      Cash to be paid (see Note (1) below)                                312,520
      Issuance of Cox preferred shares                                    106,600
      Issuance of Cox common shares                                       249,630
                                                                      -----------
           Total purchase price                                         1,329,460
                                                                      -----------

ALLOCATION OF PURCHASE PRICE TO TANGIBLE ASSETS:
       Estimated fair value of plant and equipment                        237,000
       Deferred taxes related to plant and equipment write-up              (9,729)
        Net working capital deficit and other assets/liabilities of
         PSDI assumed or acquired                                            (270)
                                                                      -----------
                                                                          227,001
                                                                      -----------
  Excess of purchase price over tangible assets                       $ 1,102,459
                                                                      -----------


(1) To record net borrowings of $312.5 million for cash merger consideration to be paid at closing and funded under new credit arrangements. The existing PSDI debt will be repaid by Cox under new credit arrangements. These credit arrangements are expected to be negotiated prior to the consummation of the Merger. The borrowings and repayment of PSDI existing debt will be completed on the effective date of the Merger.

    Cash to be paid by Cox upon consummation of the Merger includes the following:


       Cash payments to shareholders                                $ 196,770
       Redemption of Bell South Contingent Interest                   105,000 (a)
       Other (non-compete agreements and merger related costs)         10,750
                                                                    =========
                                                                    $ 312,520
                                                                    =========

     (a) Represents expected value of Bell South Contingent Interest at closing. The book value at March 31, 1998 was $93.0 million.

(2) To record additional borrowings of $22.0 million under PSDI revolving credit agreement anticipated prior to closing.

(3) To eliminate historical equity accounts of PSDI.

(4) To record estimated fair value of 2,406,000 shares of Cox Preferred and 5,633,000 shares of Cox Common to be issued to PSDI.

(5) To adjust plant and equipment of PSDI to estimated fair value based on preliminary estimates.

(6) To record additional deferred income taxes related to the adjustment of plant and equipment to estimated fair value. Because the Merger is a tax free reorganization, a temporary difference, for which deferred taxes must be recorded, results from the adjustment of plant and equipment to fair value.

(7) To eliminate intercompany receivable and minority interest of PSDI not being acquired by Cox.

(8) To record intangibles resulting from the Merger. This adjustment amount represents the preliminary estimate of the excess of the purchase price plus net liabilities assumed over the fair value of tangible assets acquired, reduced by the intangibles previously recorded by PSDI.

(9) To record deferred taxes and goodwill related to the excess purchase price over tangible assets acquired (see Note (8) above).

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)

--------------------------------------------------------------------------------
The following unaudited pro forma combined condensed statement of operations for the three months ended March 31,1998 has been prepared from the historical results of operations of both Cox Communications, Inc. ("Cox") and Prime South Diversified, Inc. and Subsidiaries ("PSDI") for the period presented. This statement presents the combined revenues and expenses of Cox and PSDI as if the Merger had been consummated on January 1, 1997. This statement should be read in conjunction with the historical financial statements of Cox and PSDI, including the notes thereto, the unaudited pro forma combined condensed balance sheet and the notes to this unaudited proforma combined condensed statement of operations. The pro forma combined results are not necessarily indicative of the combined results of future operations, and do not reflect any synergies and other cost reductions that may result from the Merger.
--------------------------------------------------------------------------------




                                                                          THREE MONTHS ENDED MARCH 31, 1998
                                                             ---------------------------------------------------------
                                                                    (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA        PRO FORMA
                                                                COX           PSDI      ADJUSTMENTS         TOTAL
                                                             -----------    ---------   -----------      -------------
REVENUES                                                     $   415,792    $  44,205                    $     459,997

COSTS AND EXPENSES
     Operating                                                   127,723       22,853                          150,576
     Selling, general and administrative                         138,924        1,815                          140,739
     Depreciation                                                 87,040        8,748    $     869(2)           96,657
     Amortization                                                 18,557        3,852        3,038(3)
                                                                                             2,412(4)           27,859
                                                             -----------    ---------    ---------       -------------

OPERATING INCOME                                                  43,548        6,937       (6,319)             44,166

Interest expense                                                 (53,124)     (81,288)      66,354(1)          (68,058)
Equity in net losses of affiliated companies                    (141,778)                                     (141,778)
Other, net                                                         1,283         (285)         290(6)            1,288
                                                             -----------    ---------    ---------       -------------

INCOME (LOSS) BEFORE INCOME TAXES                               (150,071)     (74,636)      60,325            (164,382)
Income taxes                                                      48,152         (214)       4,268(5)           52,206
                                                             -----------    ---------    ---------       -------------


NET INCOME (LOSS)                                            $  (101,919)   $ (74,850)   $  64,593       $    (112,176)
                                                             ===========    =========    =========       =============
Per Share Data:
   Loss Per Common Share                                     $     (0.38)                                $       (0.41)
                                                             ===========                                 =============
   Basic weighted-average common shares outstanding          271,189,960                                   276,823,300(7)
                                                             ===========                                 =============

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(1) To record additional interest expense as a result of the $312.5 million of net borrowings and planned refinancing as described in Note (1) to the Pro Forma Combined Condensed Balance Sheet. The adjustment also eliminates $68.5 million of interest accrued by PSDI related to Bell South Contingent Interest. The assumed weighted average interest rate used in the calculation was 6.3%.

(2) To record additional depreciation expense attributable to the preliminary adjustment of PSDI's plant and equipment to fair value. Such depreciation adjustment has been determined based on an estimated weighted average life of 8 years.

(3) To record amortization expense related to intangibles arising from the Merger as discussed in Note 8 to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of intangibles over 40 years, net of the amount of amortization previously recorded in PSDI's historical financial statements.

(4) To record additional amortization expense related to goodwill arising from the Merger as discussed in Note 9 to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of goodwill over 40 years.

(5) To record tax effects, at a marginal rate of 35%, of the adjustments reflected in Notes (1), (2) and (3) above and the tax benefit of PSDI's historical pre-tax book loss for the three months ended March 31, 1998 previously unrecognized due to uncertainty of realization. Note that amortization expense related to goodwill arising from the Merger in Note (4) is not deductible for tax purposes.

(6) To eliminate minority interest in net income of consolidated subsidiary not acquired by Cox.

(7) Represents shares to be outstanding following the issuance of additional common shares as discussed in Note (4) to the Proforma Combined Condensed Balance Sheet. Diluted loss per share has not been presented since the assumed conversion, exercise or contingent issuance of securities would have an anti-dilutive effect on loss per share.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                               DECEMBER 31, 1997
                                  (UNAUDITED)

--------------------------------------------------------------------------------
The following unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 has been prepared from the historical results of operations of both Cox Communications, Inc. ("Cox") and Prime South Diversified, Inc. and Subsidiaries ("PSDI") for the period presented. The statement presents the combined revenues and expenses of Cox and PSDI as if the Merger had been consummated on January 1, 1997. This statement should be read in conjunction with the historical financial statements of Cox and PSDI, including the notes thereto, the unaudited pro forma combined condensed balance sheet and the notes to this unaudited proforma combined condensed statement of operations. The pro forma combined results are not necessarily indicative of the combined results of future operations, and do not reflect any synergies and other cost reductions that may result from the Merger.
--------------------------------------------------------------------------------



                                                                                        YEAR ENDED DECEMBER 31, 1997
                                                                         -------------------------------------------------------
                                                                             (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                                                        PRO FORMA    PRO FORMA
                                                                             COX          PSDI         ADJUSTMENTS     TOTAL
                                                                         -----------    ---------      ----------- -------------
REVENUES                                                                 $ 1,610,364    $ 163,524                  $   1,773,888

COSTS AND EXPENSES
     Operating                                                               491,228       87,117                        578,345
     Selling, general and administrative                                     509,301        6,823                        516,124
     Depreciation                                                            329,951       34,224       $  3,475(2)      367,650
     Amortization                                                             74,587       15,068         12,493(3)
                                                                                                           9,647(4)      111,795
                                                                         -----------    ---------       --------   -------------

OPERATING INCOME                                                             205,297       20,292        (25,615)        199,974

Interest expense                                                            (202,136)     (50,739)       (10,793)(1)    (263,668)
Equity in net income (losses) of affiliated companies                       (404,440)         189                       (404,251)
Gain (loss) on sale and exchange of cable television systems                  51,835         (259)                        51,576
Gain on issuance of stock by affiliated companies                             90,796                                      90,796
Gain on sale of affiliated companies                                         248,656                                     248,656
Loss on write down of affiliated company                                    (183,914)      (1,967)                      (185,881)
Other, net                                                                     3,918       (2,338)         2,338(6)        3,918
                                                                         -----------    ---------       --------   -------------

INCOME (LOSS) BEFORE INCOME TAXES                                           (189,988)     (34,822)       (34,070)       (258,880)
Income taxes                                                                  53,496         (197)        21,554(5)       74,853
                                                                         -----------    ---------       --------   -------------

NET INCOME (LOSS)                                                        $  (136,492)   $ (35,019)      $(12,516)  $    (184,027)
                                                                         ===========    =========       ========   =============
Per Share Data:
   Loss Per Common Share                                                 $     (0.50)                              $       (0.67)
                                                                         ===========                               =============
   Basic weighted-average common shares outstanding                      270,500,791                                 276,134,131(7)
                                                                         ===========                               =============

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(1) To record additional interest expense as a result of the $312.5 million of net borrowings and planned refinancing as described in Note (1) to the Pro Forma Combined Condensed Balance Sheet. The adjustment also eliminates $1.3 million of interest accrued by PSDI related to Bell South Contingent Interest. The assumed weighted average interest rate used in the calculation was 6.3%.

(2) To record additional depreciation expense attributable to the preliminary adjustment of PSDI's plant and equipment to fair value. Such depreciation adjustment has been determined based on an estimated weighted average life of 8 years.

(3) To record amortization expense related to intangibles arising from the Merger as discussed in Note 8 to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of intangibles over 40 years, net of the amount of amortization previously recorded in PSDI's historical financial statements.

(4) To record amortization expense related to goodwill arising from the Merger as discussed in Note 9 to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of goodwill over 40 years.

(5) To record tax effects, at a marginal rate of 35%, of the adjustments reflected in Notes (1), (2) and (3) above and the tax benefit of PSDI's historical pre-tax book loss for the year ended December 31, 1997 previously unrecognized due to uncertainty of realization. Note that amortization expense related to goodwill arising from the Merger in Note (4) is not deductible for tax purposes.

(6) To eliminate minority interest in net income of consolidated subsidiary not acquired by Cox.

(7) Represents shares to be outstanding following the issuance of additional common shares as discussed in Note (4) to the Proforma Combined Condensed Balance Sheet. Diluted loss per share has not been presented since the assumed conversion, exercise or contingent issuance of securities would have an anti-dilutive effect on loss per share.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 COX COMMUNICATIONS, INC.



         Dated: July 6, 1998                     By: /s/ Andrew A. Merdek
                                                    ---------------------------
                                                     Andrew A. Merdek
                                                    Corporate Secretary